Exhibit 10.3
SEVENTH AMENDMENT TO THE
RANGE RESOURCES CORPORATION
2005 EQUITY-BASED COMPENSATION PLAN
     This Seventh Amendment to the Range Resources Corporation 2005 Equity-Based Compensation Plan (the “Plan”) is effective as provided herein and is made by Range Resources Corporation, a Delaware corporation (the “Company”):
     WHEREAS, the Company has established the Plan in order to attract able persons to serve as directors or to enter the employ of the Company and its affiliates, and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company and its affiliates are of importance, can acquire and maintain stock ownership thereby strengthening their concern for the welfare of the Company and its affiliates and, further, to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates; and
     WHEREAS, the Company desires to make certain amendments to the Plan, including those required for the Plan and the Awards thereunder to comply with Section 409A of the Internal Revenue Code of 1986, as amended;
     NOW, THEREFORE, the Plan is amended as provided herein, effective December 2, 2008, and, except as provided below, the Plan shall continue to read in its current state:
     1. Section 2(h) is amended to read as follows:
     (h) “Change in Control” means the occurrence of any of the following events:
     (i) Change in Board Composition. Persons who constitute the members of the Board as of the date hereof (the “Incumbent Directors”), cease for any reason to constitute at least a majority of members of the Board; provided that any Person becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such Person’s appointment, election or nomination was approved by a vote of at least 50% of the Incumbent Directors; but provided, further, that any such Person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;
     (ii) Business Combination. Consummation of (x) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, whether in one or a series of related transactions, or (y) the acquisition of assets or stock of another entity by the Company (either, a

“Business Combination”), excluding, however, any Business Combination pursuant to which:
     (A) Persons who were the beneficial owners, respectively, of the then outstanding shares of common stock, par value $0.01 per share, of the Company (the “Outstanding Stock”) and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) and more than 50% of the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation (as defined below) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination;
     (B) no Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company) or group (within the meaning of Rule 13d-5 promulgated under the Exchange Act) (“Group”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Owner”) of 35% or more of either (x) the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) of the Surviving Corporation, or (y) the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation; and
     (C) individuals who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors (or of any similar governing body in the case of an entity other than a corporation) of the Surviving Corporation;

where, for purposes of this clause (ii), the term “Surviving Corporation” means the entity resulting from a Business Combination or, if such entity is a direct or indirect Subsidiary of another entity, the entity that is the ultimate parent of the entity resulting from such Business Combination.
     (iii) Stock Acquisition. Any Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company) or Group becomes the Beneficial Owner of 35% or more of either (x) the Outstanding Stock or (y) the Outstanding Company Voting Securities; provided, however, that for purposes of this Section 2(h)(iii), no Change in Control shall be deemed to have occurred as a result of the following acquisitions: (A) any acquisition directly from the Company; or (B) any acquisition by a Person pursuant to a Business Combination which complies with clauses (A), (B) and (C) of Section 2(h)(ii); or
     (iv) Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution).
     2. Section 7(c) is amended to read as follows:
     (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, or, with respect to an Award that is not an Option or SAR, in installments or on a deferred basis. The settlement of any Award under this Plan may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control), except to the extent such acceleration would trigger the additional tax under Section 409A of the Code. Installment or deferred payments with respect to Awards other than Options or SARs may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. However, any installment and deferred payment, whether required by the Committee or elected by a Participant, that is not a “short-term deferral,” for purposes of Section 409A of the Code, shall be allowed only as is provided in a separate deferred compensation plan adopted by the Company that complies with Section 409A of the Code. Payment obligations with respect to such installment or deferred payment shall be transferred to such separate deferred compensation plan and thereafter shall be subject to the terms of such deferred compensation plan. This Plan shall not be operated in a manner that results in it constituting an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

     As amended hereby, the Plan is specifically ratified and reaffirmed.
     IN WITNESS WHEREOF, the Company has caused this Seventh Amendment to be executed this December 4, 2008, effective for all purposes as provided above.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny

Name:	Roger S. Manny

Title:	Executive Vice President